Exhibit 99.1
Investor Relations Contact:
Raphael Gross/Don Duffy
203.682.8200
Kona Grill Reports First Quarter Results
First Quarter Revenues Increase 20%; Diluted EPS of ($0.10)
Stockholder Meeting to be Held on May 1st in Phoenix, AZ
SCOTTSDALE—(BUSINESS WIRE)—April 30, 2008—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its first quarter ended March 31, 2008.
Highlights for the first quarter of 2008 include:
•	Revenue increased 20.0% to $18.8 million

•	Same-store sales decreased 2.4%

•	Net loss of ($0.7) million, or ($0.10) per diluted share
“First quarter 2008 results are indicative of the overall challenging macroeconomic environment, and in particular, the weak housing markets in Arizona and Nevada. Although the outlook for the remainder of the year suggests caution, we continue to believe that our growth model positions us well to opportunistically participate in any upturn of the economic cycle. In addition, our Board of Director’s recent authorization of a 600,000 share repurchase program demonstrates our confidence in the long-term success of our brand,” said Marcus E. Jundt, Chief Executive Officer and President of Kona Grill.
First Quarter Financial Results
For the first quarter of 2008, restaurant sales increased 20.0% to $18.8 million from $15.7 million in the same period last year. The increase in restaurant sales during the first quarter primarily reflects additional revenue from four stores opened during 2007. Restaurant sales reflect a 2.4% decrease in same-store sales, principally due to lower sales volume at two restaurants in Arizona and one restaurant in Nevada.
Average weekly sales for the 11 restaurants in the comparable base were $83,019 during the first quarter of 2008, compared to $85,042 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open for the entire first quarter of 2008 were $76,283, versus $73,046 last year, a 4.4% increase.
Net loss for the first quarter of 2008 was ($0.7) million, or ($0.10) per diluted share, based upon 6.6 million diluted shares, versus net loss of ($0.5) million, or ($0.09) per diluted share for the same period last year, based upon 5.9 million diluted shares.

Financial Guidance
For the second quarter of 2008, the Company forecasts revenue of $19.7 million to $20.3 million and a net loss of ($0.3) million to ($0.6) million, or a net loss per diluted share of ($0.05) to $(0.09).
For fiscal year 2008, the Company expects revenue of $86 million to $90 million and a net loss of ($0.8) million to ($1.8) million, or ($0.12) to ($0.27) per diluted share. The Company anticipates opening five new restaurants in 2008, including one in the second quarter, one in the third quarter, and three in the fourth quarter. The 2008 development schedule includes the previously announced restaurants in Gilbert, AZ; West Palm Beach, FL; Phoenix, AZ and two additional units to be announced later.
Conference Call and Annual Stockholder Meeting
The Company will host a conference call to discuss first quarter 2008 financial results today at 5:00 PM ET. The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 800-762-8779 or 480-629-9041 for international callers. A replay of the call will be available until Wednesday, May 7, 2008, by dialing 800-406-7325 or 303-590-3030 for international callers; the password is 3866806.
The Company will also hold its Annual Stockholders meeting on Thursday, May 1, 2008, at the Offices of Greenberg Traurig LLP, 2375 E. Camelback Road, Suite 700, Phoenix, AZ 85016 at 5:00 PM ET.
About Kona Grill
Kona Grill owns and operates restaurants in Scottsdale and Chandler, AZ; Denver, CO; Stamford, CT; Naples, FL; Lincolnshire and Oak Brook, IL; Carmel, IN; Baton Rouge, LA; Troy, MI; Kansas City, MO; Omaha, NE; Las Vegas, NV; Austin, Dallas, Houston, San Antonio, and Sugar Land (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.
Forward-Looking Statements
The financial guidance we provide for our second quarter and fiscal year 2008 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2007 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2008	2007
	(Unaudited)

ASSETS
Current assets	$13,311	$21,668
Long-term investments	6,247	—
Other assets	512	495
Property and equipment, net	48,490	47,311

Total assets	$68,560	$69,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$7,968	$8,012
Long-term obligations	15,031	15,031
Stockholders’ equity	45,561	46,431

Total liabilities and stockholders’ equity	$68,560	$69,474

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)

Restaurant sales	$18,796	$15,666
Costs and expenses:
Cost of sales	5,407	4,546
Labor	6,459	5,075
Occupancy	1,308	1,058
Restaurant operating expenses	2,727	2,134
General and administrative	1,852	1,769
Preopening expense	178	488
Depreciation and amortization	1,658	1,289

Total costs and expenses	19,589	16,359

Loss from operations	(793)	(693)
Nonoperating income (expense):
Interest income	204	160
Interest expense	(34)	—

Loss before provision for income taxes	(623)	(533)
Provision for income taxes	50	10

Net loss	$(673)	$(543)

Net loss per share:
Basic	$(0.10)	$(0.09)

Diluted	$(0.10)	$(0.09)

Weighted average shares used in computation:
Basic	6,609	5,854

Diluted	6,609	5,854

Reconciliation of Restaurant Operating Profit to Loss from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to loss from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to loss from operations, the most comparable GAAP measure.

	Three Months Ended March 31,
	2008	2007

Restaurant sales	$18,796	$15,666
Costs and expenses:
Cost of sales	5,407	4,546
Labor	6,459	5,075
Occupancy	1,308	1,058
Restaurant operating expenses	2,727	2,134

Restaurant operating profit	2,895	2,853

Deduct — other costs and expenses:
General and administrative	1,852	1,769
Preopening expense	178	488
Depreciation and amortization	1,658	1,289

Loss from operations	$(793)	$(693)

	Percentage of Restaurant Sales
	Three Months Ended March 31,
	2008	2007

Restaurant sales	100.0%	100.0%
Costs and expenses:
Cost of sales	28.8	29.0
Labor	34.4	32.4
Occupancy	7.0	6.8
Restaurant operating expenses	14.5	13.6

Restaurant operating profit	15.4	18.2

Deduct — other costs and expenses:
General and administrative	9.9	11.3
Preopening expense	0.9	3.1
Depreciation and amortization	8.8	8.2

Loss from operations	(4.2)%	(4.4)%

Certain percentage amounts may not sum to total due to rounding